EXHIBIT 99

Trading Plan (SEC Rule 10b5-1)	charlesSCHWAB www.schwab.com 1-800-239-2506
This Trading Plan is entered into as of 02/05/2007 (the “Signing Date”) between Bill L. Purser (“Client”) and Charles Schwab & Co., Inc. (“Broker”).
WHEREAS, Client wishes to establish this Trading Plan to sell or purchase shares of Common (Stock) of Applied Industrial Technologies, Inc. (“Issuer”) from Account number [omitted] (the “Account”) maintained with Broker, in accordance with the requirements of SEC Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
NOW, THEREFORE, Client and Broker agree as follows:
1.	Trade Instructions. Client hereby instructs Broker to effect sales or purchases of shares of Stock of Issuer from or into the Account, as the case may be, in accordance with the attached Appendix A to Trading Plan (“Appendix A”) and/or Appendix B to Trading Plan (“Appendix B”). If Client specifies a date for trading which is a weekend or holiday, the trade shall not take place until after the opening of regular market trading hours on the next trading day.
2.	Term. This Trading Plan shall become effective on 02/12/2007 (the “Trading Plan Effective Date”) and shall terminate on the earlier of (1) specify date 04/19/2007 (not to exceed two years from the Trading Plan Effective Date); (2) execution of all of the trades or expiration of all of the orders relating to such trades as specified in Appendix A and/or Appendix B; (3) the date Broker receives notice of the liquidation, dissolution, bankruptcy or insolvency of Client; (4) the date Broker receives notice of Client’s death; or (5) termination of this Trading Plan in accordance with Section 7(b) or Section 15 hereof.
3.	Representations and Warranties. Client represents and warrants that as of the date of this Trading Plan:
a.	Client is not aware of any material nonpublic information concerning Issuer or any of its securities (including the Stock) and is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

b.	Client is permitted to sell or purchase Stock in accordance with Issuer’s insider trading policies and has obtained the approval of Issuer’s counsel to enter into this Trading Plan.

c.	There are no legal, regulatory, contractual or other restrictions applicable to the trades contemplated under this Trading Plan that would interfere with Broker’s ability to execute trades and effect delivery and settlement of such trades on behalf of Client (collectively, “Client Trading Restrictions”).
4.	Intent to Comply with Rule 10b5-1(c). It is Client’s intent that this Trading Plan comply with the requirements of Rule 10b5-1(c), and this Trading Plan shall be interpreted to comply with such requirements.

5.	Rule 144. Subsections (a), (b) and (c) of this Section 5 apply if the shares of Stock subject to this Trading Plan are “restricted securities” and/or Client may be deemed an “affiliate” of Issuer, as such terms are defined in Rule 144 under the Securities Act of 1933, as amended. Subsection (d) of this Section 5 applies in all cases.
a.	Broker agrees to conduct all sales of Stock in accordance with the manner-of-sale requirements of Rule 144. Broker further agrees not to effect any sale of Stock that would exceed the amount limitation under Rule 144, assuming Broker’s sales of Stock are the only sales subject to such limitation. Client agrees not to take, and to cause any person or entity with which Client would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause sales of Stock by Broker not to comply with Rule 144.

b.	Client agrees to provide Broker with five executed copies of Form 144, which Broker shall complete and file on behalf of Client in the event of sales of Stock under this Trading Plan. Client understands and agrees that such Form 144 will include in the remarks section the following statement: “The shares covered by this Form 144 are being sold pursuant to a Rule 10b5-1 Trading Plan dated (plan effective date), which plan is intended to comply with Rule 10b5-1, and the representation regarding the seller’s lack of knowledge of material nonpublic information is as of the date of the Trading Plan.”

c.	Client shall disclose to Broker all trading plans involving the Stock established by Client at other firms that would be effective at any time during the period this Trading Plan is in effect and all trading activity involving the Stock that occurs during such period or which occurs within 90 days prior to the commencement of such period.

d.	Client agrees to notify Broker immediately if there is any change in Client’s employment or affiliate or non-affiliate status.
6.	Section 13 or Section 16 Filings. Client acknowledges and agrees that client is responsible for making all filings, if any, required under Section 13 or Section 16 of the Exchange Act (and the rules and regulations thereunder) with respect to trades pursuant to this Trading Plan. To comply with Section 16 accelerated reporting requirements, Client must complete separately a duly executed Broker Instruction Letter.
7.	Market Disruptions and Trading Restrictions.
a.	Client understands that Broker may not be able to effect a trade, in whole or in part, due to a market disruption or a legal, regulatory or contractual restriction applicable to Broker or any other event or circumstance. Client also understands that Broker may be unable to effect a trade consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a limit order price, or other market factors in effect on the trade date specified in Appendix A and/or Appendix B. As soon as reasonably practicable after the cessation or termination of any such market disruption, restriction event or circumstance, Broker shall resume effecting trades in accordance with the express provisions of this Trading Plan which are then applicable. Trades that are not executed as the result of any such market disruption, restriction, event or circumstance shall not be deemed to be a part of this Trading Plan.

b.	If Issuer enters into a transaction or if any other event occurs that results in the imposition of any Client Trading Restrictions, such as a stock offering requiring an affiliate lock-up, Client shall promptly, but in no event later than three days prior to the date of the remaining trade(s) specified in Appendix A and/or Appendix B, provide Broker notice of such restrictions. With respect to any Client Trading Restrictions for which Client has given Broker notice, Broker shall stop effecting trades under this Trading Plan, and this Trading Plan shall thereupon terminate. In such case, Client and Broker shall cooperate to establish a new trading plan in accordance with the requirements of Rule 10b5-1(c).
8.	Hedging Transactions. While this Trading Plan is in effect, Client agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the Stock (including, without limitation, with respect to any securities convertible into or exchangeable for Stock, or any option or other right to purchase or sell Stock or such convertible or exchangeable securities).
9.	Margin Loans. Shares subject to this Trading Plan may not be used to secure margin loans to Client made by Broker.
10.	Compliance with Laws and Rules. Client understands and agrees that it is the responsibility of Client, and not Broker or Issuer, to determine whether this Trading Plan meets the requirements of Rule 10b5-1(c) and any other applicable federal or state laws or rules.
11.	Entire Trading Plans. This Trading Plan constitutes the entire trading plan between Client and Broker and supersedes and replaces any prior instructions under Rule 10b5-1 from Client to Broker with respect to the sale or purchase of shares from or into the Account, as the case may be.
12.	Notices and Other Communications. Any notices required or permitted to be given by Client under this Trading Plan shall be provided in writing by fax, signed by Client and confirmed by telephone (Attn: Restricted Stock Service, [fax and phone numbers omitted]). With respect to any Client Trading Restrictions, Client shall provide Broker notice of the anticipated duration of such restrictions, but shall not provide Broker information about the nature of such restrictions or any other information about such restrictions. Further, in no event shall Client, at any time while this Trading Plan is in effect, communicate any material nonpublic information concerning Issuer or its securities (including the Stock) to Broker. Further, Client shall not at any time attempt to exercise any influence over how, when or whether to effect trades under this Trading Plan.
13. [Deleted]
14.	Governing Law. This Trading Plan shall be governed by, and construed in accordance with the laws of, the state of California, as applied to agreements made and wholly performed in the state of California.
15.	Amendments and Termination. This Trading Plan may be amended, modified or terminated only by a written instrument signed by Client, acknowledged by Broker (except as provided in Section 7[b] hereof). Client acknowledges and understands that any amendment to, or modification of, this Trading Plan shall be deemed to constitute the creation of a new trading plan. Accordingly, Client shall be required to restate and reaffirm, as of the date of such amendment, termination or modification, each of the representations and warranties contained in Section 3 of this Trading Plan.
16.	Counterparts. This Trading Plan may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have signed this Trading Plan as of the Signing Date.

Name of Client:	Bill L. Purser
Signature of Client:	/s/ Bill L. Purser
Account Number:	[omitted]
Date:	02/05/2007

Accepted by: Charles Schwab & Co., Inc.

By:	/s/ Shee-Yee Wu
Name:	Shee-Yee Wu
Title:	Director
Date:	2/7/07

If you have any questions or need help completing your forms, call Schwab’s Restricted Stock Service at 1-800-239-2506 during business hours.

Appendix A to Trading Plan (SEC Rule 10b5-1)
Instructions for Sale or Purchase of Stock of Issuer
Client Information (Check applicable boxes.)
a) ☒  I am     ☐  I am not an officer, director or 10% owner of Issuer.
b) ☒  I have     ☐  I have not been notified by Issuer that I may be deemed an “affiliate,” as defined in Rule 144 of the Securities Act of 1933.
Share Sale/Purchase of Long Shares Held on Deposit

			Original	Nature of
Effective Date	Buy or		Purchase Date	Acquisition		Duration of Order[3]
of Sale/Purchase	Sell	Number of Shares[1]	(for Sales Only)	(for Sales Only)	Type of Order[2]	(Indicate Order Cancellation Date)
02/12/2007	SELL	20,000.00	02/03/2006	Stock Option Ex.	$27 OR BETTER	4/19/2007
02/13/2007	SELL	9,718.00	02/03/2006	Stock Option Ex.	$28 OR BETTER	4/19/2007
02/14/2007	SELL	8,875.00	VARIOUS	Stock Option Ex.	$28 OR BETTER	4/19/2007

Name of Client:	Bill L. Purser	Accepted by Charles Schwab & Co., Inc.

Signature of Client:	/s/ Bill L. Purser	By:	/s/ Shee-Yee Wu
Account Number:	[omitted]	Name:	Shee-Yee Wu
Date:	02/05/2007	Title:	Director
		Date:	2/7/07

[1]	Order details listed will not be adjusted to reflect stock splits or other similar changes in Issuer’s capitalization that may occur prior to execution of the trades. Client is responsible for canceling this plan and entering into a new plan in order to reflect capitalization changes as necessary.

[2]	Examples of “Type of Order” include but are not limited to: Market, Limit, and Volume-Weighted Average Price (VWAP). Limit prices must be specified for limit orders
•	Depending on order size and market exchange, market orders may be executed on a “not held” basis.

•	Limit price orders are at the limit or better, beginning at the opening of regular market trading hours on the specified trade date and expiring at the close of regular market trading hours on the trade date, unless a specific cancellation date is indicated in “Duration of Order.”

•	VWAP is an order type executed on a “best efforts” basis by using a tracking algorithm designed to achieve pricing that closely replicates the average price at which shares are traded throughout the day. Actual calculation techniques may vary.

[3]	Open orders will be canceled at the close of regular market trading hours on the date specified in “Duration of Order.” If the expiration date falls on a weekend or holiday, the cancellation of the order shall be effective at the close of regular market trading hours on the previous trading day. Orders shall be automatically canceled in the event of any earlier termination of the Trading Plan in accordance with Section 2 thereof.
•	Orders with durations exceeding 60 days will be re-entered every 60 days until the Order Cancellation Date, which, in the case of each re-entry, could change the order of execution.

Appendix B to Trading Plan (SEC Rule 10b5-1)
Instructions for Exercise and Sale of Employee Stock Options of Issuer
Client Information (Check applicable boxes.)
a) ☒  I am     ☐  I am not an officer, director or 10% owner of Issuer.
b) ☒  I have     ☐  I have not been notified by Issuer that I may be deemed an “affiliate,” as defined in Rule 144 of the Securities Act of 1933.
Employee Stock Option Shares (Exercise and Sell)

				Duration of Order[3]
Effective Date	Number of Shares to	Number of Shares to		(Indicate Order Cancellation	Option Type
of Sale	Exercise	be Sold[1]	Type of Order[2]	Date)	(NQ or ISO)	Exercise Price[4]	Grant Date
02/15/2007	42,187.00	42,187.00	LIMIT @ $31	04/19/2007	NQ	6.94	08/06/2002

Name of Client:	Bill L. Purser	Accepted by Charles Schwab & Co., Inc.

Signature of Client:	/s/ Bill L. Purser	By:	/s/ Shee-Yee Wu
Account Number:	[omitted]	Name:	Shee-Yee Wu
Date:	02/05/2007	Title:	Director
		Date:	2/7/07

[1]	Order details listed will not be adjusted to reflect stock splits or other similar changes in Issuer’s capitalization that may occur prior to execution of the trades. Client is responsible for canceling this plan and entering into a new plan in order to reflect capitalization changes as necessary.

[2]	Examples of “Type of Order” include but are not limited to: Market, Limit, and Volume-Weighted Average Price (VWAP). Limit prices must be specified for limit orders.
•	Depending on order size and market exchange, market orders may be executed on a “not held” basis.

•	Limit price orders are at the limit or better, beginning at the opening of regular market trading hours on the specified trade date and expiring at the close of regular market trading hours on the trade date, unless a specific cancellation date is indicated in “Duration of Order”.

•	VWAP is an order type executed on a “best efforts” basis by using a tracking algorithm designed to achieve pricing that closely replicates the average price at which shares are traded throughout the day. Actual calculation techniques may vary.

[3]	If any employee stock option expiration date is prior to the expiration of the order as specified in the “Duration of Order”, the order and the corresponding exercise instructions are automatically canceled on the employee stock option expiration date. If the expiration date falls on a weekend or holiday, the cancellation of the order shall be effective at the close of regular market trading hours on the previous trading day. Orders shall be automatically canceled in the event of any earlier termination of the Trading Plan in accordance with Section 2 thereof.
•	Orders with durations exceeding 60 days will be re-entered every 60 days until the Order Cancellation Date, which, in the case of each re-entry, could change the order of execution.

[4]	For employee stock options, if you specify market order and if the market price on the exercise date does not exceed the exercise price of the options, the order is automatically canceled.